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                                                                   EXHIBIT 99.1



                     Company Contact:             Investor Contact:
                     Richard D. Falcone, CFO      Joseph M. Zappulla
                     TACT                         Wall Street Consultants Corp.
[TACT LOGO]          732-499-8228                 212-681-4100
                     rfalcone@tact.com            jzappulla@wallstreetir.com


THE A CONSULTING TEAM TERMINATES AGREEMENTS

NEW YORK, NY, August 4, 2005 - The A Consulting Team ('TACT') (Nasdaq SmallCap:
TACX), an IT and Business Process Outsourcing (BPO) services provider to Fortune 1000 companies, terminated the Share Exchange Agreement with Vanguard Info-Solutions Corporation and its stockholders and the Stock Purchase Agreement with Oak Finance Investments Limited, pursuant to the terms of each agreement. These agreements are described in TACT's proxy statement, as revised and supplemented.

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 25, 2005.